Exhibit 5.1


                          PILLSBURY MADISON & SUTRO LLP
                               2550 Hanover Street
                               Palo Alto, CA 94304
                               Tel: (650) 233-4500
                               Fax: (650) 233-4545


                                            March 12, 1999



ScanSoft, Inc.
9 Centennial Drive
Peabody, MA 01960


         Re:      Registration Statement on Form S-8


Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by ScanSoft, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to 1,738,552 shares of the Company's Common Stock issuable upon the exercise of options granted pursuant to options granted under the 1998 ScanSoft, Inc. Stock Option Plan (the "Plan"), it is our opinion that when and if the Company's Common Stock is issued and sold in accordance with the options granted under the Plan, such Common Stock will be legally issued, fully paid and nonassessable.

         We hereby  consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,



                                          /s/ PILLSBURY MADISON & SUTRO LLP

                                          PILLSBURY MADISON & SUTRO LLP

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